                         SECURITY GROWTH AND INCOME FUND
                                     CLASS B
                                DISTRIBUTION PLAN

1.   THE PLAN. This Distribution  Plan (the "Plan"),  provides for the financing by Security Growth and Income Fund (the "Fund") of activities which are, or may be deemed to be,  primarily  intended  to result in the sale of class B shares of the Fund (hereinafter called "distribution-related  activities").
     The  principal  purpose  of this Plan is to enable  the Fund to  supplement expenditures by Security Distributors,  Inc., the Distributor of its shares
     (the  "Distributor")  for  distribution-related  activities.  This  Plan is intended to comply with the  requirements  of Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act").

     The Board of Directors,  in considering  whether the Fund should  implement the  Plan,  has  requested  and  evaluated  such  information  as it deemed necessary to make an informed  determination  as to whether the Plan should be  implemented  and has  considered  such  pertinent  factors as it deemed necessary  to form the basis for a  decision  to use assets of the Fund for such purposes.

     In voting to approve the  implementation  of the Plan,  the Directors  have concluded,  in the exercise of their  reasonable  business  judgment and in light of their  respective  fiduciary  duties,  that there is a  reasonable likelihood that the Plan will benefit the Fund and its shareholders.

2.   COVERED EXPENSES.

     (a) The Fund may make payments  under this Plan, or any agreement  relating to the  implementation  of this Plan, in connection with any activities or expenses  primarily intended to result in the sale of class B shares
         of  the  Fund,   including,   but  not   limited   to,  the   following
         distribution-related activities:

         (i)   Preparation,  printing and  distribution  of the  Prospectus  and
               Statement of Additional  Information  and any supplement  thereto used in connection with the offering of shares to the public;

         (ii)  Printing of additional copies for use by the Distributor as sales literature,  of  reports  and  other  communications  which  were prepared by the Fund for distribution to existing shareholders;

         (iii) Preparation,   printing  and  distribution  of  any  other  sales
               literature  used in connection with the offering of shares to the public;

         (iv)  Expenses incurred in advertising, promoting and selling shares of the Fund to the public;

         (v)   Any fees paid by the  Distributor to securities  dealers who have executed a Dealer's  Distribution  Agreement with the Distributor for account  maintenance and personal  service to shareholders (a
               "Service Fee");

         (vi)  Commissions to sales personnel for selling shares of the Fund and interest expenses related thereto; and

         (vii) Expenses  incurred  in  promoting  sales of shares of the Fund by
               securities  dealers,   including  the  costs  of  preparation  of
               materials   for   presentations,   travel   expenses,   costs  of
               entertainment,  and other  expenses  incurred in connection  with promoting sales of Fund shares by dealers.

     (b) Any payments for distribution-related activities shall be made pursuant to an agreement.  As required by the Rule,  each agreement  relating to the  implementation  of this Plan  shall be in writing  and  subject to approval and  termination  pursuant to the  provisions  of Section 7 of this Plan. However,  this Plan shall not obligate the Fund or any other party to enter into such agreement.

3.   AGREEMENT WITH  DISTRIBUTOR.  All payments to the  Distributor  pursuant to this Plan  shall be  subject  to and be made in  compliance  with a written agreement  between the Fud and the Distributor  containing a provision that the  Distributor  shall furnish the Fund with quarterly  written reports of the amounts  expended  and the purposes  for which such  expenditures  were made, and such other  information  relating to such  expenditures or to the
     other   distribution-related   activities  undertaken  or  proposed  to  be
     undertaken   by  the   Distributor   during  such  fiscal  year  under  its
     Distribution Agreement with the Fund as the Fund may reasonably request.

4.   DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution Agreement (the
     "Agreement")  contemplated by Section 2(a)(v) above shall permit payment of
     Service Fees to securities  dealers by the  Distributor  only in accordance with the  provisions  of this  paragraph and shall have the approval of the majority of the Board of Directors of the Fund,  including the  affirmative vote of a majority of those Directors who are not interested persons of the
     Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan ("Independent Directors"), as required by the Rule. The  Distributor may pay to the other party to any
     Agreement a Service Fee for distribution and marketing services provided by such other party. Such Service Fee shall be payable (a) for the first year, initially, in any amount equal to .25 percent annually of the aggregate net asset value of the shares  purchased  by such other  party's  customers  or clients,  and (b) for each year  thereafter,  quarterly,  in  arrears in an amount equal to such  percentage  (not in excess of .000685 percent per day or .25 percent  annually)  of the  aggregate  net asset value of the shares held by such other  party's  customers  or clients at the close of business each  day  as  determined  from  time  to  time  by  the  Distributor.  The distribution and marketing services  contemplated hereby shall include, but are not  limited  to,  answering  inquiries  regarding  the  Fund,  account designations  and  addresses,  maintaining  the  investment  of such  other party's  customers  or  clients  in  the  Fund  and  similar  services.  In determining the extent of such other party's assistance in maintaining such investment  by its  customers  or clients,  the  Distributor  may take into account the  possibility  that the shares  held by such  customer or client would be redeemed in the absence of such fee.

5.   LIMITATIONS  ON COVERED  EXPENSES.  The basic  limitation  on the  expenses incurred by the Fund under Section 2 of this Plan (including  Service Fees)
     in any fiscal year of the Fund shall be one  percent  (1.00%) of the Fund's average  daily net assets for such  fiscal  year.  The  payments to be paid pursuant  to this  Plan  shall be  calculated  and  accrued  daily and paid monthly  or at such  other  intervals  as the  Directors  shall  determine, subject to any  applicable  restriction  imposed  by rules of the  National
     Association of Securities Dealers, Inc.

6.   INDEPENDENT  DIRECTORS.  While this Plan is in effect,  the  selection  and nomination of  Independent  Directors of the Fund shall be committed to the discretion of the Independent  Directors.  Nothing herein shall prevent the involvement  of  others  in such  selection  and  nomination  if the  final decision on any such  selection and nomination is approved by a majority of the Independent Directors.

7.   EFFECTIVENESS,  CONTINUATION, TERMINATION AND AMENDMENT. This Plan and each
     Agreement  relating to the implementation of this Plan shall go into effect when approved.

     (a) By vote of the Fund's  Directors,  including the affirmative  vote of a majority  of the  Independent  Directors,  cast in  person at a meeting called for the purpose of voting on the Plan or the Agreement;

     (b) By a vote of holders of at least a majority of the  outstanding  voting securities of the Fund; and

     (c) Upon the  effectiveness  of an  amendment  to the  Fund's  registration statement, reflecting this Plan, filed with the Securities and Exchange
         Commission under the Securities Act of 1933.

     This Plan and any Agreements  relating to the  implementation  of this Plan shall, unless terminated as hereinafter  provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least annually by vote of the Fund's  Directors,  including the affirmative vote of a  majority  of its  Independent  Directors,  cast in  person  at a meeting called for the purpose of voting on such continuance. This Plan and any  Agreements  relating  to  the  implementation  of  this  Plan  may  be terminated,  in the case of the  plan,  at any time or,  in the case of any agreements  upon not more than sixty (60) days' written notice to any other party to the Agreement by vote of a majority of the  Independent  Directors or by the vote of the  holders  of a  majority  of the  outstanding  voting securities of the Fund.  Any Agreement  relating to the  implementation  of this Plan shall terminate  automatically  in the event it is assigned.  Any material  amendment  to this Plan  shall  require  approval  by vote of the
     Fund's  Directors,  including  the  affirmative  vote of a majority  of the
     Independent  Directors,  cast in person at a meeting called for the purpose of voting on such amendment and, if such amendment materially increases the limitations  on  expenses  payable  under the Plan,  it shall also  require approval  by a vote of holders of at least a  majority  of the  outstanding voting  securities of the Fund. As applied to the Fund the phrase "majority of the outstanding  voting  securities" shall have the meaning specified in
     Section 2(a) of the 1940 Act.

     In the  event  this  Plan  should  be  terminated  by the  shareholders  or
     Directors of the Fund, the payments paid to the Distributor pursuant to the
     Plan up to the date of  termination  shall be retained by the  Distributor.
     Any expenses  incurred by the  Distributor in excess of those payments will be the sole responsibility of the Distributor.

8.   RECORDS.  The Fund  shall  preserve  copies  of this  Plan and any  related
     Agreements and all reports made pursuant to Section 3 hereof,  for a period of not  less  than six (6)  years  from  the  date of this  Plan,  any such
     Agreement or any such report, as the case may be, the first two years in an easily accessible place.

                                        SECURITY GROWTH AND INCOME FUND

Date:      September 24, 1993           By:             AMY J. LEE
     ------------------------------        -------------------------------------

                     AMENDMENT TO CLASS B DISTRIBUTION PLAN

WHEREAS,  Security  Growth and Income  Fund (the  "Fund")  has adopted a Class B
Distribution  Plan dated  September 24, 1993 (the  "Distribution  Plan"),  under which  the Fund  supplements  the  expenditures  of its  principal  underwriter,
Security  Distributors,   Inc.  (the  "Distributor")  for  distribution  related
activities with respect to Fund shares; and

WHEREAS,  on November  2, 2001 the Board of  Directors  of the Fund  approved an amendment to the Distribution Plan;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund amends its  Distribution  Plan as follows:

1.  Paragraph  2(a)(v)  shall be deleted in its entirety  and replaced  with the following new Paragraph 2(a)(v):

   v)  Any  Shareholder  Service  Fees  paid by the  Distributor  to  securities dealers  who have  executed a Dealer's  Distribution  Agreement  with the
       Distributor,  or any Shareholder  Service Fees paid to entities that have
       executed  a  Security  Funds  Shareholder   Service  Agreement  with  the
       Distributor.  Shareholder  Service  Fees shall  include  fees for account maintenance  and personal  service to  shareholders,  including,  but not limited to,  answering  routine  customer  inquiries  regarding the Fund, assisting  customers in changing dividend options,  account  designations and addresses,  and in enrolling into any of several  special  investment plans  offered in  connection  with the  purchase  of the Fund's  shares, assisting in the  establishment  and maintenance of customer accounts and records and in the  processing of purchase and  redemption  transactions, investing  dividends and capital  gains  distributions  automatically  in shares, providing  sub-administration and/or sub-transfer agency services for the benefit of the Fund and providing such other services as the Fund or the customer may reasonably request;

2.  Paragraph 4 shall be deleted in its entirety and replaced with the following new Paragraph 4.

      4. DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution  Agreement
   and the Security  Funds  Shareholder  Service  Agreement  (collectively,  the
   "Agreement")  contemplated by paragraph 2(a)(v) above shall permit payment of
   Shareholder  Service  Fees only in  accordance  with the  provisions  of this paragraph  and  shall  have the  approval  of the  majority  of the  Board of
   Directors of the Fund,  including the affirmative vote of a majority of those
   Directors who are not  interested  persons of the Fund and who have no direct or indirect  financial interest in the operation of the Plan or any agreement related to the Plan ("Independent  Directors"),  as required by the Rule. The
   Distributor may pay to the other party to any Agreement a Shareholder Service
   Fee for services provided by such other party.  Such Shareholder  Service Fee shall be payable (a) for the first year,  initially,  in any amount  equal to
   0.25  percent  annually  of the  aggregate  net  asset  value  of the  shares purchased by such other party's  customers or clients,  and (b) for each year thereafter,  quarterly, in arrears in an amount equal to such percentage (not in  excess  of  .000685  percent  per day or 0.25  percent  annually)  of the aggregate net asset value of the shares held by such other party's  customers or clients at the close of business each day as determined  from time to time by the  Distributor.  The  shareholder  services  contemplated  hereby  shall include,  but  are not  limited  to,  answering  routine  customer  inquiries regarding the Fund, assisting customers in changing dividend options, account designations  and  addresses,  and in enrolling  into any of several  special investment  plans  offered  in  connection  with the  purchase  of the Fund's shares,  assisting in the  establishment and maintenance of customer accounts and records and in the  processing of purchase and  redemption  transactions, investing dividends and capital gains distributions  automatically in shares, providing  sub-administration  and/or  sub-transfer  agency  services for the benefit  of the Fund and  providing  such other  services  as the Fund or the customer may reasonably request.

IN  WITNESS  WHEREOF,  the  Security  Growth and Income  Fund has  adopted  this
Amendment to the Distribution Plan this 2nd day of November, 2001.

                                               SECURITY GROWTH AND INCOME FUND

                                               By:     AMY J. LEE
                                                       -------------------------

                                               Title:  Secretary